                                                                      EXHIBIT g

                             CUSTODIAN SERVICES AGREEMENT


     THIS AGREEMENT is made as of _______________, 1999 by and between PFPC TRUST COMPANY, a limited purpose trust company organized under the laws of Delaware ("PFPC Trust") and RS INVESTMENT TRUST, a Massachusetts business trust (the "Fund").

                                 W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services, and PFPC Trust wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

     NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   DEFINITIONS.  AS USED IN THIS AGREEMENT:

     (a)  "1933 ACT" means the Securities Act of 1933, as amended.

     (b)   "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC Trust. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

     (d) "BOOK-ENTRY SYSTEM" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

     (e)  "CEA" means the Commodities Exchange Act, as amended.

     (f) "CHANGE OF CONTROL" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

     (g) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person.

     (h)  "PFPC TRUST" means PFPC Trust or a subsidiary or affiliate of PFPC
          Trust.

     (i)  "SEC" means the Securities and Exchange Commission.

     (j) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (k) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

     (l)  "PROPERTY" means:

          (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

          (ii) all income in respect of any of such securities or other investment items;

          (iii) all proceeds of the sale of any of such securities or investment items; and

          (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

     (m) "WRITTEN INSTRUCTIONS" mean written instructions signed by two Authorized Persons and received by PFPC Trust. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC Trust to provide custodian services to the Fund, on behalf of each of its investment portfolios (each, a "Portfolio"), and PFPC Trust accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC Trust with the following:

     (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC Trust or its affiliates to provide services;

     (b)  a copy of the Fund's most recent effective registration statement;

     (c)  a copy of each Portfolio's advisory agreements;

     (d) a copy of the distribution agreement with respect to each class of Shares;

     (e) a copy of each Portfolio's administration agreement if PFPC Trust is not providing the Portfolio with such services;

     (f) copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

     (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

4.   COMPLIANCE WITH LAWS.

     PFPC Trust undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. Except as specifically set forth herein, PFPC Trust assumes no responsibility for such compliance by the Fund or any Portfolio.

5.  INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions and Written Instructions.

     (b) PFPC Trust shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC Trust receives Written Instructions to the contrary.

     (c) The Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to the Fund in acting upon such Oral Instructions or Written

          Instructions provided that PFPC Trust's actions comply with the other provisions of this Agreement.

6.   RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE FUND. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b) ADVICE OF COUNSEL. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC Trust, at the option of PFPC Trust).

     (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC Trust receives from the Fund, and the advice it receives from counsel, PFPC Trust shall be entitled to rely upon and follow the advice of counsel, provided that it takes reasonable steps to notify the Fund of its intention to follow such advice. In the event PFPC Trust so relies on the advice of counsel, PFPC Trust remains liable for any action or omission on the part of PFPC Trust which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

     (d) PROTECTION OF PFPC TRUST. PFPC Trust shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC Trust believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust to seek such directions, advice or Oral Instructions or Written
          Instructions.   Nothing in this subsection shall excuse PFPC Trust
          when an action or omission on the part of PFPC Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

7. RECORDS; VISITS. The books and records pertaining to the Fund and any Portfolio, which are in the possession or under the control of PFPC Trust, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an authorized representative of the Fund, at the Fund's expense.

8. CONFIDENTIALITY. PFPC Trust agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC Trust may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. COOPERATION WITH ACCOUNTANTS. PFPC Trust shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. DISASTER RECOVERY. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not covered by PFPC Trust's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. YEAR 2000 READINESS DISCLOSURE. PFPC Trust (a) has reviewed its business and operations as they relate to the services provided hereunder, (b) has developed or is developing a program to remediate or replace computer applications and systems, and (c) has developed a testing plan to test the remediation or replacement of computer applications/systems, in each case, to address on a timely basis the risk that certain computer applications/systems used by PFPC Trust may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PFPC Trust's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely effect PFPC Trust's ability to perform its duties and obligations under this Agreement.

12. COMPENSATION. As compensation for custody services rendered by PFPC Trust during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust.

13. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC Trust and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and reasonable expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC Trust takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC Trust's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

14.  RESPONSIBILITY OF PFPC TRUST.

     (a) PFPC Trust shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC Trust in writing. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC Trust shall be liable for any damages arising out of PFPC Trust's failure to perform its duties under this agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC Trust reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Trust's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC Trust's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.

15.  DESCRIPTION OF SERVICES.

     (a) DELIVERY OF THE PROPERTY. The Fund will deliver or arrange for delivery to PFPC Trust, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PFPC Trust will not be responsible for such property until actual receipt.

     (b)  RECEIPT AND DISBURSEMENT OF MONEY.  PFPC Trust, acting upon Written

          Instructions, shall open and maintain on its books separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PFPC Trust shall open and maintain on its books separate custodial accounts for each separate series or Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or Portfolio.

          PFPC Trust shall make cash payments from or for the Accounts of a Portfolio only for:

          (i) purchases of securities in the name of a Portfolio or in the nominee name of PFPC Trust or any sub-custodian as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

          (ii) purchase or redemption of Shares of the Fund delivered to PFPC Trust;

          (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Portfolio;

          (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

          (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

          (vi) payments of the amounts of dividends received with respect to securities sold short;

          (vii) payments made to a sub-custodian pursuant to provisions in sub-section

                 (c) of this Section; and

          (viii) payments, upon Written Instructions, made for other proper Fund purposes.

     PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

     (c)  RECEIPT OF SECURITIES; SUBCUSTODIANS.

          (i) PFPC Trust shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. The ownership of Property in the Account, whether securities or otherwise, and whether any Property is held directly by PFPC Trust or through a sub-custodian or Book-Entry System, shall be clearly recorded on PFPC Trust's books as belonging to the Fund. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. Except as otherwise provided herein, no Property is, nor shall any Property be, subject to any right, charge, security interest, lien or claim of any kind in favor of PFPC Trust, any sub-custodian, any Book-Entry System or any creditors of them. PFPC Trust shall have no power or authority to loan, encumber, assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities. Beneficial ownership of the Property shall be freely transferable without the payment of money or value other than for safe custody or administration.

          (ii) At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. In addition, such bank or trust company must be qualified to act as custodian under and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

     PFPC Trust shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c).

     (d) TRANSACTIONS REQUIRING INSTRUCTIONS. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC Trust, directly or through the use of the Book-Entry System, shall:

          (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities;

          (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

          (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

          (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

          (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

          (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

          (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

          (x) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PFPC Trust; and

          (xi) release and deliver or exchange securities owned by the Fund for other corporate purposes.

                 PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph (d)(xi).

     (e) USE OF BOOK-ENTRY SYSTEM. The Fund shall deliver to PFPC Trust certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing PFPC Trust on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions.

     PFPC Trust shall administer the Book-Entry System as follows:

          (i) With respect to securities of each Portfolio which are maintained in the Book-Entry System, the records of PFPC Trust shall identify by Book-Entry or otherwise those securities belonging to each Portfolio. PFPC Trust shall furnish to the Fund a detailed statement of the Property held for each Portfolio under this Agreement at least monthly and from time to time and upon written request.

          (ii) Securities and any cash of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PFPC Trust and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

          (iii) All books and records maintained by PFPC Trust which relate to the Fund's participation in the Book-Entry System will at all times during PFPC Trust's regular business hours be open to the inspection of Authorized Persons, and PFPC Trust will furnish to the Fund all information in respect of the services rendered as it may require.

          PFPC Trust will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

     (f) REGISTRATION OF SECURITIES. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PFPC Trust in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PFPC Trust, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Fund, PFPC Trust, Book-Entry System or sub-custodian. With respect to securities held in the nominee name of PFPC Trust or any sub-custodian, such name shall be assigned exclusively to be used for the Property of the Fund or to be used in common for the Property of the Fund together with the property of other clients of PFPC Trust or sub-custodian (which nominee name shall not in any event be used for assets of PFPC Trust or sub-custodian other than as a fiduciary, custodian, or otherwise for customers and in which assets neither PFPC Trust nor the sub-custodian has any beneficial interest). PFPC Trust shall inform the appropriate Portfolio of the name in which any Property held hereunder are initially registered and of any changes in registration (other than those changes instructed by the Fund). The specific Property held by PFPC Trust or on its behalf hereunder shall be at all times identifiable in its records. The Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

     (g) VOTING AND OTHER ACTION. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PFPC Trust, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written Instructions or Oral Instructions must designate the person who owns such securities.

     (h) TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, PFPC Trust is authorized to take the following actions:

          (i)    COLLECTION OF INCOME AND OTHER PAYMENTS.

                 (A) collect and receive for the account of each Portfolio, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise each Portfolio of such receipt and credit such income, as collected, to each Portfolio's custodian account;

                 (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

                 (C) receive and hold for the account of each Portfolio all securities received as a distribution on the Portfolio's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to a Portfolio and held by PFPC Trust hereunder;

                 (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                 (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

          (ii)   MISCELLANEOUS TRANSACTIONS.

                 (A) deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                         (1) for examination by a broker or dealer selling for the account of a Portfolio in accordance with street delivery custom;

                         (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                         (3) for transfer of securities into the name of the Fund on behalf of a Portfolio or PFPC Trust or nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PFPC Trust.

                 (B) Unless and until PFPC Trust receives Oral Instructions or Written Instructions to the contrary, PFPC Trust shall:

                         (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of each Portfolio;

                         (2) collect interest and cash dividends received, with notice to the Fund, to the account of each Portfolio;

                         (3) hold for the account of each Portfolio all stock dividends, rights and similar securities issued with respect to any securities held by PFPC Trust; and

                         (4) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name, on behalf of a Portfolio, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

     (i)  SEGREGATED ACCOUNTS.

          (i) PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain a segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                 (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                 (B) Upon receipt of Written Instructions, for other proper corporate purposes.

          (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

     (j) PURCHASES OF SECURITIES. PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written Instructions from the Fund or its investment advisers that specify:

          (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

          (ii) the number of shares or the principal amount purchased and accrued interest, if any;

          (iii)  the date of purchase and settlement;

          (iv)   the purchase price per unit;

          (v)    the total amount payable upon such purchase;

          (vi)   the Portfolio involved; and

          (vii) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

     (k) SALES OF SECURITIES. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions from the Fund that specify:

          (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

          (ii) the number of shares or principal amount sold, and accrued interest, if any;

          (iii)  the date of trade and settlement;

          (iv)   the sale price per unit;

          (v)    the total amount payable to the Fund upon such sale;

          (vi) the name of the broker through whom or the person to whom the sale was made;

          (vii) the location to which the security must be delivered and delivery deadline, if any; and

          (viii) the Portfolio involved.

     PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. In addition to the other provisions hereof, provided PFPC Trust has previously informed the Fund in writing of its intention to do so (which notification may be by means of a standing notification and need not be repeated with respect to each particular transaction), PFPC Trust may also accept payment in such form as shall be satisfactory to it and deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

     (l)  REPORTS; PROXY MATERIALS.

          (i)    PFPC Trust shall furnish to the Fund the following reports:

                 (A) such periodic and special reports as the Fund may reasonably request;

                 (B) a monthly statement summarizing all transactions and entries for the account of each Portfolio, listing each portfolio securities belonging to each Portfolio with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of each Portfolio including disbursements;

                 (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4; and

                 (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

          (ii) PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events.

     (m) COLLECTIONS. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to
          its satisfaction.   PFPC Trust shall also notify the Fund as soon as
          reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

16. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or PFPC Trust on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of PFPC Trust's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PFPC Trust shall not be required to make any such delivery or payment until full payment shall have been made to PFPC Trust of all of its fees, compensation, and reasonable costs and expenses. PFPC Trust shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, and reasonable costs and expenses.

17. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement will be suspended from the time of such agreement until the later of (i) two years from the date of this Agreement or (ii) six months after the Change of Control.

18. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be effective upon receipt. Notice shall be addressed (a) if to PFPC Trust at Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at RS Investment Trust, 555 California Street, Suite 2500, San Francisco, CA 94104, Attn: Andrew C. Morrison, Secretary or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party.

19. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. DELEGATION; ASSIGNMENT. PFPC Trust may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC Trust or PFPC Trust Corp., provided that (i) PFPC Trust gives the Fund 30 days' prior written notice of such assignment or delegation; (ii) the assignee or delegate agrees to comply with the relevant provision of the 1940 Act; and (iii) PFPC Trust and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation, (including, without limitation, the capabilities of the assignee or delegate).

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

     (b) The parties agree that the Fund is executing this Agreement on behalf of each of the Portfolios separately; that each of the Portfolios is acting solely on its own behalf separately from each of the other Portfolios and not jointly or jointly and severally with any of the other Portfolios; that this Agreement shall constitute, and shall for all purposes be construed to give effect to the intention of the parties that it constitute, a separate Agreement between PFPC Trust and the Fund on behalf of each such Portfolio separately, as if the Fund had executed this Agreement separately on behalf of such Portfolio; and that no Portfolio shall be liable for the obligations of any other Portfolio arising hereunder.

     (c) A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

     (d) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (e) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (f) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (h) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                              PFPC TRUST COMPANY


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------


                              RS INVESTMENT TRUST,
                              on behalf of its several constituent Portfolios


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                             AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                             SIGNATURE


-------------------------------------     --------------------------------------


-------------------------------------     --------------------------------------


-------------------------------------     --------------------------------------


-------------------------------------     --------------------------------------


-------------------------------------     --------------------------------------


-------------------------------------     --------------------------------------